UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2008
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(d). Election of Director
On July 15, 2008, The Board of Directors of VF Corporation (“VF”) elected Charles V. (Chip) Bergh to serve as a director effective immediately, to serve until the annual meeting of shareholders in 2011. Mr. Bergh shall serve on the Audit and Finance Committees of the Board of Directors effective August 1, 2008. Mr. Bergh, 50, is Group President, Global Personal Care, for Proctor & Gamble Company (P&G). He has held a progression of leadership roles with P&G over the past 25 years.
Item 5.02(e). Compensatory Arrangements of Certain Officers
As announced on June 12, 2008, the Board of Directors of VF has elected Eric C. Wiseman to serve as Chairman of the Board, in addition to his positions as President and Chief Executive Officer, effective August 1, 2008. In connection with his election to his new position, on July 14, he was awarded 20,000 shares of restricted stock. The restricted stock will vest in 2013 but is subject to forfeiture if Mr. Wiseman leaves VF voluntarily or his employment is terminated by VF for any reason or if VF does not have positive earnings in the second half of 2008 and the full fiscal year 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)
July 17, 2008	By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President – Deputy General Counsel